     As filed with the Securities and Exchange Commission on August 7, 2002.
                                                 Registration No. 333-__________
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                        ENSCO INTERNATIONAL INCORPORATED
             (Exact name of registrant as specified in its charter)

                 DELAWARE                                  76-0232579
      (State or other jurisdiction of                   (I.R.S. Employer
       incorporation or organization)                  Identification No.)

            2700 FOUNTAIN PLACE
             1445 ROSS AVENUE
               DALLAS, TEXAS                               75202-2792
 (Address of principal executive offices)                  (Zip code)

             ENSCO INTERNATIONAL INCORPORATED 2000 STOCK OPTION PLAN
                            (Full title of the plan)

                              CARY A. MOOMJIAN, JR.
                  VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                               2700 FOUNTAIN PLACE
                                1445 ROSS AVENUE
                            DALLAS, TEXAS 75202-2792
                     (Name and address of agent for service)

                                 (214) 922-1500
          (Telephone number, including area code, of agent for service)

                                    Copy to:


                                 Daniel W. Rabun
                                Baker & McKenzie
                          2001 Ross Avenue, Suite 2300
                               Dallas, Texas 75201
                                 (214) 978-3000

                                   ----------

                         CALCULATION OF REGISTRATION FEE

                                                           PROPOSED MAXIMUM    PROPOSED MAXIMUM       AMOUNT OF
    TITLE OF SECURITIES TO BE          AMOUNT TO BE         OFFERING PRICE    AGGREGATE OFFERING     REGISTRATION
          REGISTERED(1)                REGISTERED(1)         PER SHARE(3)           PRICE(3)            fee(4)
    -------------------------          -------------       ----------------   ------------------     ------------

  Common Stock, par value $.10
            per share                   489,761(2)              $23.01            $11,269,401            $-0-

(1) Shares of common stock of ENSCO International Incorporated, a Delaware corporation (the "Company" or the "Registrant"), par value $.10 per share ("Company common stock"), being registered hereby represent the aggregate number of shares of Company common stock issuable pursuant to the ENSCO International Incorporated 2000 Stock Option Plan, as amended (formerly known as the Chiles Offshore Inc. 2000 Stock Option Plan) (the "Plan"). The Company has assumed each outstanding option to purchase shares of common stock of Chiles, par value $.10 per share ("Chiles common stock"), pursuant to the Plan ("Chiles Options") as further explained in Note 2 below. Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the "Securities Act"), there are also being registered such additional shares of Company common stock as may become issuable under the anti-dilution provisions of the Plan or by reason of any dividend, stock-split, recapitalization or any other similar transaction without receipt of consideration that results in an increase in the number of shares of Company common stock issuable pursuant to the assumption of Chiles Options by the Company.

(2) On May 14, 2002, the Company, Chore Acquisition, Inc., a Delaware corporation and wholly-owned subsidiary of the Company ("Merger Sub"), and Chiles Offshore Inc., a Delaware corporation ("Chiles"), entered into a Merger Agreement (the "Merger Agreement"). Pursuant to the Merger Agreement, Chiles was merged with and into Merger Sub (the "Merger") on August 7, 2002 (the "Effective Time"), with Merger Sub surviving as a wholly-owned subsidiary of the Company (the "Surviving Company"). As the result of the Merger, each outstanding share of Chiles common stock, other than dissenting shares and shares held by the Company, Merger Sub or Chiles, if any, was converted into the right to receive 0.6575 of a share of Company common stock and $5.25 in cash (the "Merger Consideration").

         Also as a result of the Merger, Chiles common stock is no longer issuable upon the exercise of Chiles Options. As of the Effective Time, the Company has assumed Chiles Options originally granted to Plan participants under the Plan. Pursuant to the Merger Agreement, Chiles Options have been converted into options exercisable for such amount of the Merger Consideration as the holders thereof would have received had they exercised their Chiles Options in full immediately prior to the Effective Time.

(3) Estimated solely for purpose of calculating the registration fee pursuant to Rule 457(c) and (h) promulgated under the Securities Act, based on the average high and low per share prices of the common stock as reported by the New York Stock Exchange on August 5, 2002.

(4) The securities being registered hereby were included in calculation of the registration fee paid in connection with the Company's registration statement no. 333-89998 on Form S-4, filed with the Securities and Exchange Commission (the "Commission") on June 7, 2002.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The documents containing the information specified in Part I will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act. In accordance with the instructions to Part I of Form S-8, such documents will not be filed with the Commission. These documents and the documents incorporated by reference pursuant to Item 3 of Part II of this registration statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents that the Registrant has filed with or furnished to the Commission are incorporated in this Registration Statement by reference and made a part hereof:

         (a) Amended annual report on Form 10-K/A for the fiscal year ended December 31, 2001, filed with the Commission on June 28, 2002;

         (b) Annual report on Form 10-K for the fiscal year ended December 31, 2001, filed with the Commission on March 1, 2002;

         (c) Proxy statement of the Registrant dated March 22, 2002, filed with the Commission on March 25, 2002;

         (d) Current report on Form 8-K dated January 17, 2002, filed with the Commission on January 17, 2002;

         (e) Current report on Form 8-K dated February 15, 2002, filed with the Commission on February 19, 2002;

         (f) Current report on Form 8-K dated March 18, 2002, filed with the Commission on March 20, 2002;

         (g) Current report on Form 8-K dated April 4, 2002, filed with the Commission on April 10, 2002;

         (h) Current report on Form 8-K dated April 16, 2002, filed with the Commission on April 17, 2002;

         (i) Quarterly report on Form 10-Q for the quarter ended March 31, 2002, filed with the Commission on May 7, 2002;

         (j) Current report on Form 8-K dated May 14, 2002, filed with the Commission on May 16, 2002;

         (k) Current report on Form 8-K dated May 15, 2002, filed with the Commission on May 17, 2002;

         (l) Current report on Form 8-K dated June 17, 2002, filed with the Commission on June 17, 2002;

         (m) Amended current report on Form 8-K/A dated June 17, 2002, filed with the Commission on June 18, 2002;

         (n) Amended current report on Form 8-K/A dated June 17, 2002, filed with the Commission on June 20, 2002;

         (o) Current report on Form 8-K dated July 18, 2002, filed with the Commission on July 22, 2002;

         (p) Current report on Form 8-K dated August 7, 2002, filed with the Commission on August 7, 2002;

         (q) The description of the Registrant's common stock contained in the registration statement on Form 8-B filed with the Commission on November 12, 1987, and the Registration Statement on Form 8-A filed with the Commission on February 3, 1981, and any amendment or report filed with the Commission for the purpose of updating the description; and

         (r) The description of the Registrant's preferred share purchase rights contained in the registration statement on Form 8-A/A-1 (File No. 001-08097), filed with the Commission on March 4, 1997, and any amendment or report filed with the Commission for the purpose of updating the description.

         All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities and Exchange Act of 1934 (the "Exchange Act") subsequent to the effective date of this Registration Statement, but prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or de-registering all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

       Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

ITEM 4. DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

         None.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General Corporation Law, or the DGCL, provides that, subject to specific limitations in the case of derivative suits brought by a corporation's stockholders in its name, a corporation may indemnify any individual who is made a party or threatened to be made a party to any third party suit or proceeding on account of being a director, officer, employee or agent of the corporation against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement reasonably incurred by him or her in connection with the action, if the individual:

           o acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation; and

           o in the case of a criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful.

         Moreover, to the extent a present or former director or officer is successful in the defense of the action, suit or proceeding, the DGCL requires a corporation to indemnify the individual for reasonable expenses incurred thereby.

         Article 15 of the Registrant's certificate of incorporation provides, in general, that the Registrant must, to the full extent authorized or permitted by law, indemnify its directors and officers under certain of the circumstances defined in Section 145 of the DGCL, and that no director of the Registrant will be personally liable to the Registrant or its stockholders for monetary damages for any breach of such director's fiduciary duty, with certain exceptions.
Article 15 further allows the Registrant to purchase and maintain insurance on behalf of the Registrant's directors, officers, employees or agents and to provide for such indemnification by means of a trust fund, security interest, letter of credit, surety bond, contract and/or similar arrangement. The directors and officers of the Registrant and its subsidiaries are insured (subject to certain exceptions and deductions) against liabilities which they may incur in their capacity as such, including liabilities under the Securities Act, under a liability insurance policy carried by the Registrant. The Registrant has also entered into agreements with its officers and directors which essentially provide that the Registrant will indemnify the officers and directors to the extent set forth in the Registrant's certificate of incorporation and bylaws.

         Article VII, Section 7 of the Registrant's bylaws provides that the Registrant must indemnify its officers, directors, employees and agents to the full extent permitted by the DGCL.

         The Merger Agreement provides that for six years from the Effective Time, the Registrant will maintain for the benefit of the current directors and officers of Chiles all existing rights to indemnification. These rights shall be observed by the Registrant to the fullest extent permitted by Delaware law for a period of six years from the Effective Time and the Registrant has agreed to guarantee the performance of these obligations.

         From the Effective Time until September 18, 2006, the Surviving Company shall maintain in effect, for the benefit of the current directors and officers of Chiles with respect to acts or omissions occurring prior to the Effective Time, the existing policy of directors' and officers' liability insurance maintained by Chiles as of the date of the Merger Agreement in the form disclosed by Chiles to the Registrant prior to the date of the Merger Agreement; provided that (a) the Surviving Company may substitute for such existing policy a policy or policies of comparable coverage and (b) the Surviving Company shall not be required to pay annual premiums for such existing policy (or for any substitute policies) in excess of $200,000 in the aggregate. In the event any future annual premiums for such existing policy (or any substitute policies) exceed $200,000 in the aggregate, the Surviving Company shall be entitled to reduce the amount of coverage of the existing policy (or any substitute policies) to the amount of coverage that can be obtained for an aggregate annual premium of $200,000.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8. EXHIBITS.

The following are filed as exhibits to this Registration Statement:

EXHIBIT NO.                                          DESCRIPTION

4.1 Merger Agreement, dated May 14, 2002, by and among ENSCO International Incorporated, Chore Acquisition, Inc. and Chiles Offshore Inc. (incorporated by reference to Exhibit 2.1 to the Registrant's Current Report on Form 8-K, filed with the Commission on May 16, 2002, File No. 001-08097)

4.2 Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997, File No. 001-08097)

4.3 Bylaws of the Registrant, as amended, effective March 30, 2001 (incorporated by reference to Exhibit 3.1 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001, File No. 001-08097)

4.4 Rights Agreement, dated February 21, 1995, between ENSCO International Incorporated and American Stock Transfer & Trust Company, as Rights Agent, which includes as Exhibit A the Form of Certificate of Designations of Series A Junior Participating Preferred Stock of ENSCO International Incorporated, as Exhibit B the Form of Right Certificate, and as Exhibit C the Summary of Rights to Purchase Shares of Preferred Stock of ENSCO International Incorporated (incorporated by reference to Exhibit 4 to Registrant's Form 8-K dated February 21, 1995, File No. 1-8097)

4.5 First Amendment to Rights Agreement, dated March 3, 1997, between ENSCO International Incorporated and American Stock Transfer & Trust Company, as Rights Agent (incorporated by reference to Exhibit 4.2 to the Registrant's Current Report on Form 8-K dated March 3, 1997, File No. 001-8097)

4.6* ENSCO International Incorporated 2000 Stock Option Plan (formerly known as the Chiles Offshore Inc. 2000 Stock Option
                  Plan)

4.7* Amendment No. 1 to the ENSCO International Incorporated 2000 Stock Option Plan

4.8* Amendment No. 2 to the ENSCO International Incorporated 2000 Stock Option Plan

5.1* Opinion of Baker & McKenzie as to the legality of shares being registered

15.1* Letter from KPMG LLP regarding unaudited interim financial information

23.1*             Consent of PricewaterhouseCoopers LLP

23.2*             Consent of KPMG LLP

23.3*             Consent of Baker & McKenzie (included in Exhibit 5.1)

24 Power of Attorney (included in the signature pages of this Registration Statement)

----------

* filed herewith

ITEM 9. UNDERTAKINGS.

(a) The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and
(a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on August 7, 2002.

                                             ENSCO INTERNATIONAL INCORPORATED


                                             By: /s/ Carl F. Thorne
                                                 -------------------------------
                                                 Carl F. Thorne
                                                 Chairman of the Board and Chief
                                                 Executive Officer


                                POWER OF ATTORNEY

         Each person whose signature appears below hereby authorizes Carl F. Thorne to file one or more amendments (including post-effective amendments) to this Registration Statement, which amendments may make such changes in this Registration Statement as each of them deems appropriate, and each such person hereby appoints Carl F. Thorne as attorney-in-fact to execute in the name and on behalf of the Registrant and any such person, individually and in each capacity stated below, any such amendments to this Registration Statement.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.



                  SIGNATURE                               TITLE                              DATE
                  ---------                               -----                              ----

/s/ Carl F. Thorne
------------------------------
Carl F. Thorne                                    Chairman of the Board and Chief          August 7, 2002
                                                  Executive Officer (Principal
                                                  Executive Officer)

/s/ H. E. Malone
------------------------------
H. E. Malone                                      Vice President - Accounting, Tax &       August 7, 2002
                                                  Information Systems (Principal
                                                  Financial Officer)

 /s/ David A. Armour
------------------------------
David A. Armour                                   Controller (Principal Accounting         August 7, 2002
                                                  Officer)

 /s/ David M. Carmichael                          Director                                 August 7, 2002
------------------------------
David M. Carmichael


 /s/ Gerald W. Haddock                            Director                                 August 7, 2002
------------------------------
Gerald W. Haddock



 /s/ Thomas L. Kelly II
------------------------------
Thomas L. Kelly II                                Director                                 August 7, 2002


 /s/ Morton H. Meyerson
------------------------------
Morton H. Meyerson                                Director                                 August 7, 2002


 /s/ Paul E. Rowsey, III                                                                   August 7, 2002
------------------------------
Paul E. Rowsey, III                               Director



 /s/ Joel V. Staff                                                                         August 7, 2002
------------------------------
Joel V. Staff                                     Director

                                  EXHIBIT INDEX



EXHIBIT
NUMBER                                 DESCRIPTION
-------                                -----------

4.1           Merger Agreement, dated May 14, 2002, by and among ENSCO
              International Incorporated, Chore Acquisition, Inc. and Chiles
              Offshore Inc. (incorporated by reference to Exhibit 2.1 to the Registrant's Current Report on Form 8-K, filed with the Commission on May 16, 2002, File No. 001-08097)

4.2           Amended and Restated Certificate of Incorporation of the
              Registrant (incorporated by reference to Exhibit 3.1 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended
              June 30, 1997, File No.
              001-08097)

4.3           Bylaws of the Registrant, as amended, effective March 30, 2001
              (incorporated by reference to Exhibit 3.1 to the Registrant's
              Quarterly Report on Form 10-Q for the quarter ended March 31,
              2001, File No. 001-08097)

4.4           Rights Agreement, dated February 21, 1995, between ENSCO
              International Incorporated and American Stock Transfer & Trust
              Company, as Rights Agent, which includes as Exhibit A the Form of Certificate of Designations of Series A Junior Participating
              Preferred Stock of ENSCO International Incorporated, as Exhibit B the Form of Right Certificate, and as Exhibit C the Summary of Rights to Purchase Shares of Preferred Stock of ENSCO
              International Incorporated (incorporated by reference to Exhibit 4 to Registrant's Form 8-K dated February 21, 1995, File No. 1-8097)

4.5           First Amendment to Rights Agreement, dated March 3, 1997, between
              ENSCO International Incorporated and American Stock Transfer &
              Trust Company, as Rights Agent (incorporated by reference to
              Exhibit 4.2 to the Registrant's Current Report on Form 8-K dated
              March 3, 1997, File No. 001-8097)

4.6* ENSCO International Incorporated 2000 Stock Option Plan (formerly known as the Chiles Offshore Inc. 2000 Stock Option Plan)

4.7*          Amendment No. 1 to the ENSCO International Incorporated 2000 Stock
              Option Plan

4.8*          Amendment No. 2 to the ENSCO International Incorporated 2000 Stock
              Option Plan

5.1* Opinion of Baker & McKenzie as to the legality of shares being registered

15.1* Letter from KPMG LLP regarding unaudited interim financial information

23.1*         Consent of PricewaterhouseCoopers LLP

23.2*         Consent of KPMG LLP

23.3*         Consent of Baker & McKenzie (included in Exhibit 5.1)

24 Power of Attorney (included in the signature pages of this Registration Statement)

----------

* filed herewith